Exhibit 1.1

RESEARCH FRONTIERS INCORPORATED

SUBSCRIPTION AGREEMENT

September 14, 2022

Research Frontiers Incorporated

240 Crossways Park Drive

Woodbury, New York 11797-2033

Attention: Joseph M. Harary, President and CEO

Gentlemen:

This Subscription Agreement is made by and between Research Frontiers Incorporated, a Delaware corporation (the “Company”), and the undersigned (the “Subscriber”), in connection with the offering (the “Offering”) of certain shares of common stock of the Company, $.0001 par value per share (the “Shares”) and related stock purchase warrants. For every one (1) Share purchased by the Subscriber, hereunder, the Subscriber shall also receive one (1) warrant expiring on September 30, 2027 (the “Warrant”) to purchase one share of common stock at the exercise price equal to 120% of the Subscription Price (defined below) per warrant under the terms contained in the Warrant Agreement which shall evidence the Warrant being issued to the undersigned.

The Shares and the Warrants issuable hereunder are referred to as the “Securities”. The Offering and sale of the Securities are being made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Act”). The undersigned agrees on behalf of itself or any of its affiliates that in the event the Company does not have an effective registration statement, there is no circumstance that would require the Company to net cash settle the Warrants or any warrants previously issued to the undersigned or any affiliate of the undersigned.

A. Subscription

1. Subscriber hereby irrevocably subscribes to purchase the number of Shares listed on the signature page hereof at a price per Share equal to the greater of (A) $2.30/share or (B) the consolidated closing bid price for Research Frontiers in effect immediately before this subscription agreement is countersigned by Research Frontiers plus $0.03 (the price per share multiplied by the number of shares being purchased hereunder being the “Subscription Price”). For each one (1) Share purchased, the Subscriber shall also receive one (1) Warrant. No fractional Warrants shall be issued and the total number of Warrants issuable to the Subscriber hereunder shall be rounded down to the nearest whole number of Warrants.

2. As part of the subscription, Subscriber herewith tenders:

(a)	two copies of this Agreement duly completed and executed by Subscriber.

(b)	payment of the Subscription Price made by wire transfer of immediately available funds in U.S. Dollars to the account of Research Frontiers Incorporated at JP Morgan Chase Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account No.: 880-834-155, ABA Wire Code No.: 021 000 021, SWIFT CODE: CHASUS33.

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3. Subscriber understands and agrees that the subscription contained herein shall not be deemed binding upon the Company until it is accepted by the Company and that the subscription may be rejected by the Company in its sole discretion for any reason. Subscriber further acknowledges and agrees that, subject to applicable law, this subscription is irrevocable.

4. If this subscription is not accepted by the Company, all Subscription Funds and the documents herewith delivered to the Company by Subscriber will be returned promptly to Subscriber. In such event, all proceeds theretofore received by the Company from the Subscriber will be refunded in full, without interest or deduction.

5. If this subscription is accepted by the Company, then the Company shall promptly countersign both copies of this Agreement and return one fully executed copy to Subscriber. All Subscription Funds of Subscriber shall be applied to the purchase of the Shares which Shares shall then be delivered to the Subscriber in certificate form. In addition, the Company shall deliver to the Subscriber a Warrant Agreement representing the Warrants to be issued to the Subscriber hereunder. All Subscription Funds of Subscriber shall be used for research and development, working capital, acquisitions, and for general corporate purposes in such amounts as the Company, in its discretion, deems appropriate. The Company may also, in its discretion, apply such Subscription Funds towards the development of products using the Company’s technology through an investment by the Company in one or more joint ventures with third parties set up for such purposes, or may directly apply Subscription Funds to product development.

6. Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS A REGISTRATION STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT UNDER THE CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

Provided, however, that if the issuance of the Shares at some point in the future are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

B. Investor Representations

6. In order to induce the Company to accept the subscription hereby made, and recognizing that the Company will be relying thereon in determining whether to accept such subscription, Subscriber hereby represents and warrants to the Company as of the date of this subscription as follows:

(a)	Subscriber understands that the Securities are a highly speculative investment and that Subscriber’s financial situation is such that (i) Subscriber can afford to hold the Securities for an indefinite period of time and to sustain a complete loss of its investment, and (ii) Subscriber has adequate means of providing for Subscriber’s current needs and possible contingencies and has no need for liquidity in this investment in the Company.

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(b)	Subscriber has received and carefully read the Company’s Proxy Statement dated April 29, 2022; the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021; and the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2022 and June 30, 2022, and the Company’s Current Reports on Form 8-K and all other reports filed with the Commission during the past two years (collectively, the “Reports”). The Company has also made available to Subscriber all other documents and information that Subscriber has requested relating to an investment in the Company.

(c)	By virtue of Subscriber’s knowledge and experience in financial and business matters, Subscriber is capable of evaluating the merits and risks of an investment in the Securities. Subscriber has taken full cognizance of and understands all the risk factors related to the purchase of the Securities, including, but not limited to, those set forth in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

(d)	Subscriber understands that the Securities are being offered and sold to Subscriber in reliance on specific provisions of federal and state securities laws of the United States of America and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the applicability of such provisions. Accordingly, Subscriber agrees to notify the Company of any events which would cause the representation and warranties of Subscriber to be untrue or breached at any time after the execution of this Agreement by Subscriber. The Subscriber acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required. Each Subscriber outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. No party has been authorized to make, and has not made, any representation or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

(e)	Subscriber is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

(f)	Subscriber, and any person acting in concert with Subscriber, currently has no existing short position, and during the last 20 trading days had no short position, with respect to the common stock of the Company and agrees not to enter into any short sales or other hedging transactions with respect to any securities of the Company at any time after the execution of this Agreement by Subscriber and so long as any Securities are held by or for the benefit of Subscriber or its affiliates or persons acting in concert with Subscriber or its affiliates.

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(g)	In evaluating the suitability of an investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) from the Company, and its officers, directors, agents, employees or representatives, other than as set forth in the Reports. With respect to tax and other economic considerations of this investment, Subscriber is not relying for advice on the Company, or any officers, directors, employees or agents thereof.

(h)	Subscriber understands that Subscriber’s subscription hereunder is not transferable or assignable, either before or after acceptance thereof by the Company, and that Securities will only be issued in the name of Subscriber and may not be assigned without the consent of the Company.

(i)	The Securities will be acquired for Subscriber’s own account, for investment purposes only, and not with a view to distribution, assignment or resale to others.

(j)	Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of this offering or any recommendation or endorsement relating to the Securities.

(k)	The address heretofore provided to the Company by the Subscriber is the true and correct residence of the Subscriber, and Subscriber has no present intention of becoming a resident of any other state or jurisdiction. (If a corporation, trust or partnership, the Subscriber has its principal place of business at the address set forth below and was not organized for the specific purpose of acquiring the Securities).

(l)	Subscriber acknowledges that any delivery of offering materials relating to the Securities prior to the determination by the Company of Subscriber’s suitability as an investor shall not constitute an offer of Securities until such determination of suitability shall be made.

(m)	This Agreement has been duly authorized, validly executed, and delivered on behalf of Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(n)	Subscriber has not taken any action that would cause the Company to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Subscriber hereby indemnifies the Company, and its officers, directors, shareholders and representatives, and each of their affiliates against any such claim caused by the actions of Subscriber or any of its employees or agents.

(o)	Subscriber will not make any offers or sales of the Securities other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Subscriber will comply with applicable prospectus delivery requirements under the Exchange Act, and with all applicable securities laws upon resale of the Securities.

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(p)	Subscriber will not, directly or through any affiliate or person acting in concert with Subscriber, (i) create the lowest reported sales price on the NASDAQ National Market, (or other exchange or market if the Securities are traded thereon) for the common stock of the Company on any trading day or (ii) offer to sell shares of such common stock at a price lower than the then prevailing bid price for the common stock on such market.

(q)	Subscriber hereby agrees to indemnify and hold harmless the Company, its directors, officers, agents, representatives, and each of their affiliates against any and all loss, liability, claim, damage and expense (including reasonable fees of attorneys and experts) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in reliance upon and in conformity with information furnished to the Company by Subscriber.

(r)	Subscriber acknowledges and understands that the Securities (and any security issuable upon the exercise of any Warrant) has not been registered for sale to the public under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state or other jurisdiction. The Subscriber understands that the Securities (and any security issuable upon the exercise of any Warrant) to be acquired by the Subscriber has not been registered under the Securities Act in reliance on an exemption thereunder for transactions not involving a public offering, and will not be so registered, and that at least a six month holding period shall apply to the Shares and the common stock of the Company issued pursuant to the exercise of any Warrant. The Subscriber acknowledges that the offer and sale the Securities (and any security issuable upon the exercise of any Warrant) to the Subscriber has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or advertising. Subscriber shall not permit any other person to have a beneficial interest in the Subscriber’s Securities (and any security issuable upon the exercise of any Warrant), and the Subscriber shall not sell, assign, transfer, convey, encumber, or otherwise dispose of all or any portion of the Subscriber’s Membership Interest in the Company except in compliance with the registration requirements of the Securities Act and applicable state securities or “blue sky” laws .

C. Company Representations and Warranties

7. The Company hereby represents and warrants to the Subscriber that:

(a)	The Company is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

(b)	When issued and paid for on the date of closing, the Shares will be validly issued, fully paid and non-assessable.

(c)	When and if executed by the Company, this Agreement will have been duly authorized, validly executed, and delivered on behalf of the Company and will be a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)	If this subscription is accepted by the Company, the Company will issue the Securities in the name of Subscriber. Nothing in this section shall affect in any way Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

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D. Miscellaneous

8. This Agreement constitutes the entire understanding of the parties with regard to the subject matter, supersedes all written and oral agreements with respect to the same and may not be waived, modified, changed, discharged, terminated, revoked or canceled except by a writing signed by the party against which enforcement thereof is sought.

9. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such parties’ breach of any representation, warranty, or covenant contained in this Agreement.

10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York affecting contracts made in and to be performed in such State without giving effect to principles governing choice of laws, irrespective of the domicile of any party or the place of execution of this Agreement by any party or the location for performance of any of the terms hereof, and the parties hereto shall be subject to the exclusive jurisdiction of the state and federal courts located in Nassau County, New York, United States of America. Facsimile signatures to this Agreement or on any notice given hereunder shall be binding on all parties hereto.

11. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. The Subscriber hereby certifies that Subscriber has read and understands this Subscription Agreement, that the representations and warranties made by the Subscriber in this Subscription Agreement are accurate on the date hereof, that Subscriber recognizes that the Company is relying on such representations and warranties and covenants and that they shall remain in effect through the closing of the sale of the Securities to Subscriber hereunder unless Subscriber notifies the Company otherwise.

13. All notices required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, or by overnight or two day courier addressed to the parties at the last known address of the party or such other address as a party may request by notifying the other in writing.

14. The representations, warranties, covenants, indemnities, and agreements of the parties contained herein shall survive any termination or expiration of this Agreement.

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the date above written.

INVESTOR

By:
Print Name:
Title:
Address:

Telephone:
Facsimile:
Number of Shares:

Accepted and Agreed To:

RESEARCH FRONTIERS INCORPORATED

By:
Joseph M. Harary, President and CEO
Date of Acceptance: September __, 2022

Subscription Price Per Share (calculated pursuant to Section 1 hereof) $2.30/share.

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